BY-LAWS

                                     OF

 SELECT ASSET FUND III



                             TABLE OF CONTENTS

                                                                       Page
 ARTICLE I
      Shareholder Meetings . . . . . . . . . . . . . . . . . . . . . . . . 1
                1.1  Chairman  . . . . . . . . . . . . . . . . . . . . . . 1
                1.2  Proxies; Voting . . . . . . . . . . . . . . . . . . . 1
                1.3  Fixing Record Dates . . . . . . . . . . . . . . . . . 1
                1.4  Inspectors  . . . . . . . . . . . . . . . . . . . . . 1
                1.5  Records at Shareholder Meetings . . . . . . . . . . . 2
                1.6  Notice of Shareholder Business  . . . . . . . . . . . 2
 ARTICLE II
      Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                2.1  Number of Trustees  . . . . . . . . . . . . . . . . . 3
                2.2  Annual and Regular Meetings . . . . . . . . . . . . . 3
                2.3  Chairman; Records . . . . . . . . . . . . . . . . . . 4
                2.4  Compensation  . . . . . . . . . . . . . . . . . . . . 4
                2.5  Investment Policies . . . . . . . . . . . . . . . . . 4
 ARTICLE III
      Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                3.1  Officers of the Trust . . . . . . . . . . . . . . . . 4
                3.2  Election and Tenure . . . . . . . . . . . . . . . . . 5
                3.3  Removal of Officers . . . . . . . . . . . . . . . . . 5
                3.4  Bonds and Surety  . . . . . . . . . . . . . . . . . . 5
                3.5  Chairman, President, and Vice Presidents  . . . . . . 5
                3.6  Secretary . . . . . . . . . . . . . . . . . . . . . . 6
                3.7  Treasurer . . . . . . . . . . . . . . . . . . . . . . 6
                3.8  Other Officers and Duties . . . . . . . . . . . . . . 7
 ARTICLE IV
      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                4.1  Depositories  . . . . . . . . . . . . . . . . . . . . 7
                4.2  Signatures  . . . . . . . . . . . . . . . . . . . . . 7
                4.3  Seal  . . . . . . . . . . . . . . . . . . . . . . . . 7
 ARTICLE V
      Stock Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                5.1  Transfer Agents, Registrars and the Like  . . . . . . 8
                5.2  Transfer of Shares  . . . . . . . . . . . . . . . . . 8
                5.3  Registered Shareholders . . . . . . . . . . . . . . . 8
                5.4  Lost, Destroyed or Mutilated Certificates . . . . . . 8
 ARTICLE VI
      Amendment of By-Laws . . . . . . . . . . . . . . . . . . . . . . . . 9
                6.1  Amendment and Repeal of By-Laws . . . . . . . . . . . 9

                           SELECT ASSET FUND III

                                  BY-LAWS


           These By-Laws are made and adopted pursuant to Section 3.8 of the Agreement and Declaration of Trust establishing Select Asset Fund III (the "Fund"), as from time to time amended (hereinafter called the "Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

                                  ARTICLE I

                            Shareholder Meetings

           1.1 Chairman. The Chairman, if any, shall act as chairman at all meetings of the Shareholders; in the Chairman's absence, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

           1.2 Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, all as provided in Article 6 of the Declaration.

           1.3 Fixing Record Dates. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in Section 6.3 of the Declaration. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

           1.4 Inspectors. The Board of Trustees may, in advance of any meeting of Shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspector shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any Shareholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of Shares outstanding and the voting powers of each, the number of Shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the chairman of the meeting or any Shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Trustee or candidate for the office of trustee shall act as inspector of an election of trustees. Inspectors need not be Shareholders.

           1.5 Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last previous Annual or Special Meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of a Delaware business corporation.

           1.6 Notice of Shareholder Business. At any annual or special meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, the business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Trustees, or (iii) otherwise properly brought before the meeting by a Shareholder.

           For business to be properly brought before an annual or special meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Fund. To be timely, any such notice must be delivered to or mailed and received at the principal executive offices of the Fund not later than 30 days prior to the date of the meeting; provided, however, that if less than 30 days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, any such notice by a Shareholder to be timely must be so received not later than the close of business on the 5th day following the day on which notice of the date of the annual or special meeting was given or such public disclosure was made.

           Any such notice by a Shareholder shall set forth as to each matter the Shareholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (ii) the name and address, as they appear on the Fund's books, of the Shareholder proposing such business, (iii) the class and number of Shares of the capital stock of the Fund which are beneficially owned by the Shareholder, and (iv) any material interest of the Shareholder in such business.

           Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 1.6. The chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.6, and, if he should determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be considered or transacted.


                                 ARTICLE II

                                  Trustees

           2.1 Number of Trustees. The number of trustees shall be fixed from time to time by resolution of the Board of Trustees adopted by a majority of the Trustees then in office; provided, however, that the number of trustees shall never be less than one (1).

           2.2 Annual and Regular Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent. Meetings of the Trustees may be held at such time and such place as the Board of Trustees may from time to time determine or as shall be specified in the notice of such meeting.

           2.3 Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in absence of a chairman, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the person appointed by the Board of Trustees as the meeting secretary.

           2.4 Compensation. Trustees may receive compensation for services to the Trust in their capacities as trustees or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Trustees.

           2.5 Investment Policies. It shall be the duty of the Board of Trustees to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Trust are at all times consistent with the investment policies and restrictions with respect to securities investments and otherwise of the Trust, as recited in any registration statement of the Trust filed with the Securities and Exchange Commission (or such investment policies and restrictions may be modified by the Board of Trustees or, if required, by a majority vote of the Shareholders of the Trust). However, the Board may delegate the duty of the management of the assets and the administration of its day to day operations to one or more officers, individuals or management companies and/or investment advisors.


                                 ARTICLE III

                                  Officers

           3.1 Officers of the Trust. The officers of the Trust shall consist of a Chairman, if any, a President, a Secretary, a Treasurer and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same Person, except that the same person may not be both President and Secretary. The Chairman, if any, shall be a Trustee, but no other officer of the Trust need be a Trustee.

           3.2 Election and Tenure. At the initial organization meeting, the Trustees shall elect the Chairman, if any, President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

           3.3 Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.

           3.4 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer's duties in such amount and with such sureties as the Trustees may determine.


           3.5 Chairman, President, and Vice Presidents. The Chairman, if any, shall, if present, preside at all meetings of the Shareholders and of the Trustees and shall exercise and perform such other powers and duties as may be from time to time assigned to such person by the Trustees. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, if any, the President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Trustees, the Chairman, if any, and the President shall each have power in the name and on behalf of the Trust or any of its Series to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the Chairman, if any, and the President shall each have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chairman, if any, and the President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

           3.6 Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

           3.7 Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer's possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any Series of the Trust on behalf of such Series.

           3.8 Other Officers and Duties. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President.

                                 ARTICLE IV

                               Miscellaneous

           4.1 Depositories. In accordance with Section 3.9 of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

           4.2 Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or By-laws or as the Trustees may from time to time by resolution provide.

           4.3 Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust, or any Series of the Trust, if any, may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.


                                  ARTICLE V

                              Stock Transfers

           5.1  Transfer Agents, Registrars and the Like.  As provided in
 Section 5.7 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the various Series of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

           5.2 Transfer of Shares. The Shares of the Trust shall be transferable on the books of the Trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation as provided in
 Section 5.8 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

           5.3 Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

           5.4 Lost, Destroyed or Mutilated Certificates. The holder of any certificates representing shares of stock of the Trust shall immediately notify the Trust of any loss, destruction or mutilation of such certificate, and the Trust may issue a new certificate of stock in the place of any certificate theretofore issued by it that the owner thereof shall allege to have been lost or destroyed or that shall have been mutilated, and the Board of Trustees may, in its discretion, require such owner or his legal representatives to give to the Trust a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board of Trustees in its absolute discretion shall determine, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Trustees, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.


                                 ARTICLE VI

                            Amendment of By-Laws

           6.1  Amendment and Repeal of By-Laws.  In accordance with Section
 3.8 of the Declaration, only the Trustees shall have the power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.